Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 25, 2020, by and between Stereotaxis, Inc., a Delaware corporation (the “Company”), and the investors executing the signature page attached hereto (each an “Investor” and together, collectively, the “Investors”).

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement (as defined below) relating to the offer and sale from time to time of the Company’s securities, including shares of its Common Stock, $0.001 par value (“Common Stock”);

WHEREAS, the Company is offering for sale shares of Common Stock (the “Offered Shares”) to the Investors pursuant to the Registration Statement; and

WHEREAS, the Investors desire to purchase from the Company Offered Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the following terms have the meanings indicated:

“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Prospectus” shall mean, collectively, (i) the base prospectus forming a part of the Registration Statement (as defined below) and (ii) the prospectus supplement relating to the Offered Shares in the form filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), as such Prospectus may be further amended or supplemented prior to the execution of this Agreement, and which shall include all information and documents incorporated by reference therein.

“Registration Statement” shall mean the registration statement on Form S-3 (File No. 333-237194), including the base prospectus contained therein, which was declared effective by the Commission on April 13, 2020, relating to the offer and sale of certain of certain of the securities specified therein, including shares of the Company’s Common Stock. References herein to the term “Registration Statement” as of any date shall mean such effective registration statement, as amended or supplemented to such date, including all information and documents incorporated by reference therein.

2. Purchase of Common Stock. Subject and pursuant to the terms and conditions set forth in this Agreement, the Company agrees that it will issue and sell to the Investors pursuant to the Prospectus, and the Investors agree that they will purchase from the Company, the number of Offered Shares set forth on Schedule I attached hereto (the “Investor Shares”). The aggregate purchase price for the Investor Shares (the “Aggregate Purchase Price”) and the purchase price per Investor Share are set forth on Schedule I hereto. The closing of the purchase and sale of the Investor Shares (the “Closing”) shall take place at the offices of Bryan Cave Leighton Paisner LLP located at One Metropolitan Square, 211 North Broadway, Suite 3600, St. Louis, Missouri at 10:00 A.M. on May 28, 2020 or such other date or time as the parties may agree upon (the “Closing Date”).

3. Deliveries at Closing.

(a) Deliveries by the Investors. At the Closing, the Investors shall deliver to the Company the Aggregate Purchase Price by wire transfer of immediately available funds to an account to be designated in writing by the Company separately, which funds will be delivered to the Company in consideration of the Investor Shares issued at the Closing.

(b) Deliveries by the Company. At the Closing, the Company shall deliver to (1) Broadridge Financial Solutions, Inc. (the “Transfer Agent”) the duly executed irrevocable instructions (the “Transfer Instructions”) instructing the Transfer Agent to issue to such Investors or their designee(s), in book-entry form via the Depository Trust Company (“DTC”) Deposit Withdrawal Agent Commission System (“DWAC”), a number of the Investor Shares listed next to each Investor on Schedule I equal to the aggregate number of Investor Shares that each Investor is purchasing on the Closing Date and (2) the Investors a copy of the Transfer Instructions.

(c) Prior to the Closing Date, the Investors shall direct the broker-dealer(s) at which the account or accounts to be credited with the Investor Shares being purchased by such Investors are maintained, which broker/dealer(s) shall be a DTC participant, to set up a DWAC instructing the Transfer Agent, to credit such account or accounts with the Investor Shares by means of an electronic book-entry delivery. Simultaneously with the delivery to the Company by the Investors of the Purchase Price for each such Investor’s Investor Shares at Closing, the Company shall direct the Transfer Agent to credit each Investor’s account or accounts with the Investor Shares pursuant to the information contained in the DWAC (as specified by such Investor).

4. Closing Conditions.

(a) The obligations of the Company hereunder are subject to the following conditions being met:

(1) the accuracy in all material respects as of the date hereof and the Closing Date of the representations and warranties by the Investors contained herein;

(2) the delivery by the Investors of the Aggregate Purchase Price to the Company in immediately available funds; and

(3) the Investor Shares shall have been approved for listing on the NYSE American stock exchange, subject only to notice of issuance at or prior to the time of purchase.

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(b) The obligations of the Investors hereunder are subject to the performance by the Company of its obligations hereunder and to the following conditions being met:

(1) the accuracy in all material respects as of the date hereof and the Closing Date of the representations and warranties by the Company contained herein;

(2) the delivery by the Company to the Transfer Agent and the Investors of the Transfer Instructions;

(3) the delivery by the Company to the Investors of the Prospectus; and

(4) the Investor Shares shall have been approved for listing on the NYSE American stock exchange, subject only to notice of issuance at or prior to the time of purchase.

5. Representations, Warranties, Covenants and Agreements.

(a) Investor Representations, Warranties and Covenants. Each of the Investors represents and warrants as to itself to the Company that as of the date hereof and the Closing Date:

(1) (i) Investor has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(2) Investor has received copies of the Registration Statement and the Prospectus, including all documents and information incorporated by reference therein and amendments thereto, and understands that no Person has been authorized to give any information or to make any representations that were not contained in the Registration Statement and the Prospectus, and Investor has not relied on any such other information or representations in making a decision to purchase the Investor Shares. Investor, in connection with its decision to purchase Offered Shares, relied only upon the Registration Statement, the Prospectus and the representations and warranties of the Company contained herein.

(3) Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investigation of the accuracy of the information contained or incorporated by reference in the Registration Statement and the Prospectus and its investment decision, Investor has not relied on any representation or information not set forth in this Agreement, the Registration Statement or the Prospectus.

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(4) Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Offered Shares, or possession or distribution of offering materials in connection with the issue of the Investor Shares in any jurisdiction outside the United States where action for that purpose is required.

(5) Investor understands that nothing in this Agreement or any other materials presented to Investor in connection with the purchase and sale of the Offered Shares constitutes legal, tax or investment advice. Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Offered Shares.

(6) From and after the date Investor received any information about the existence of this offering, Investor has not offered, pledged, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, loaned, or otherwise transferred or disposed of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or directly or indirectly, through related parties, affiliates or otherwise sold “short” or “short against the box” (as those terms are generally understood) any equity security of the Company. Investor covenants that it will not, nor will it authorize or permit any Person acting on its behalf to, engage in any such transactions until following the Closing.

(b) Company Representations, Warranties and Covenants. The Company represents and warrants to the Investors that as of the date hereof and the Closing Date:

(1) The Company has been duly incorporated and has a valid existence and the authorization to transact business as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

(2) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement, when duly executed and delivered by the parties hereto, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(3) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Investor Shares and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement.

(4) Capitalization. The authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, of which, as of April 30, 2020, 69,042,016 shares are issued and outstanding, 6,033,322 shares are reserved for issuance pursuant to the Company’s stock option, restricted stock and stock purchase plans, including 3,564,878 shares issuable pursuant to outstanding awards under such plans, and 46,059,844 shares are issuable and reserved for issuance pursuant to securities issued or to be issued (other than the Investor Shares, and other than pursuant to the Company’s stock option, restricted stock and stock purchase plans) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 10,000,000 shares of preferred stock, $0.001 par value, of which (x) 24,000 shares are designated as Series A Convertible Preferred Stock, of which, as of April 30, 2020, 22,918 shares are issued and outstanding and (y) 5,610,121 shares are designated as Series B Convertible Preferred Stock, of which, as of April 30, 2020, all of which are issued and outstanding. All of such outstanding or issuable shares of the Company have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. (A) Except as waived prior to the date hereof, no shares of the capital stock of the Company are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, or options, warrants or scrip for rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries; (C) except as disclosed in its public filings with the Commission, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (D) except as disclosed in its public filings with the Commission, there are no outstanding securities or instruments of the Company or any of its subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company and no other stockholder or similar agreement to which the Company or any of its subsidiaries is a party; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Shares; and (F) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(5) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE American stock exchange) having jurisdiction over the Company, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Investor Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) the registration of the offer and sale of the Investor Shares under the Securities Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Investor Shares are being offered, (iii) any listing applications and related consents or any notices required by the NYSE American stock exchange in the ordinary course of the offering, issuance and sale of the Investor Shares, (iv) filings with the Commission pursuant to Rule 424(b) under the Securities Act and (v) filings with the Commission on Form 8-K under the Exchange Act with respect to this Agreement and the Exhibit 5 opinion relating to the Investor Shares;

(6) The Investor Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated by this Agreement, the Investor Shares will be validly issued, fully paid and nonassessable, and will conform to the description of the Common Stock contained in the Prospectus.

(7) The Company meets the requirements for the use of Form S-3 under the Securities Act for the primary issuance of securities. The Registration Statement has been declared effective by the Commission and at the time it became effective, and as of the date hereof and the Closing Date, the Registration Statement complied and complies with Rule 415 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement complied, on the date of the Prospectus, the Prospectus will comply, and at the Closing Date, the Registration Statement and the Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder; on the effective date of the Registration Statement, the Registration Statement did not, on the date of the Prospectus, the Prospectus will not, and at the Closing Date, the Registration Statement and the Prospectus, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made (with respect to the Prospectus), not misleading; and when filed with the Commission, the documents incorporated by reference in the Registration Statement and the Prospectus, complied or will comply in all material respects with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder. As used in this Agreement, the “Company’s knowledge” and similar language means, unless otherwise specified, the actual knowledge of any “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company, including David L. Fischel and Kimberly R. Peery, and the knowledge any such person would be expected to have after reasonable due diligence inquiry.

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(8) The Company has not, directly or indirectly, offered or sold the Investor Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Investor Shares, in each case other than the Registration Statement and the Prospectus. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(9) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon the exercise of stock options and vesting of restricted stock units described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, any public filings with the Commission prior to the date hereof), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clauses (i), (ii), and (iii) above as otherwise disclosed in the Company’s public filings with the Commission prior to the date hereof.

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(10) Intellectual Property Rights.

(a) The Company and each of its subsidiaries own or possess adequate rights or licenses to use all Intellectual Property (as defined below) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its subsidiaries’ Intellectual Property has expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, in either case that are necessary or material to the conduct of the Company’s business as now conducted and as presently proposed to be conducted (and, as to such rights that are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, that the Company has plans to renew, replace or otherwise address, if and to the extent material). The Company has no knowledge of any infringement by the Company or any of its subsidiaries of Intellectual Property of others (including as a result of the manufacture, use, provision, sale, or other exploitation of any products or services of the Company or any of its subsidiaries). There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its subsidiaries, being threatened, against the Company or any of its subsidiaries with respect to or relating to their Intellectual Property. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property and of all trade secrets and other confidential information of any third party in the possession of the Company or its subsidiaries. There are no current exclusive rights or licenses granted to any third party with respect to the Intellectual Property of the Company or its subsidiaries. The Company and its subsidiaries have not disclosed (and are not under any obligation to disclose) any source code to any proprietary software owned by the Company or its subsidiaries to any third party except for APIs or integration software that was developed with third parties and intended to be used collaboratively.

(b) The software, hardware, networks, communications devices and facilities, and other technology and related services used by the Company and/or any of its subsidiaries (collectively, the “Systems”) are reasonably sufficient for the operation of their respective businesses as currently conducted and for the reasonably anticipated needs of such businesses. The Company and its subsidiaries have arranged for disaster recovery and back-up services sufficient to comply with any and all applicable Laws and adequate to meet its needs in the event the performance of any of the Systems or any material component thereof is temporarily or permanently impeded or degraded due to any natural disaster or other event outside the reasonable control of the Company or its subsidiaries, as applicable. The Company and its subsidiaries have established and maintain industry standard measures to ensure that the Systems, and all software, information and data residing on its Systems or otherwise owned by, licensed, used or distributed by the Company or any of its subsidiaries, are free of any computer virus, Trojan horse, worm, time bomb, or similar code designed to disable, damage, degrade or disrupt the operation of, permit unauthorized access to, erase, destroy or modify any software, hardware, network or other technology (“Malicious Code”). Since December 31, 2014, no Malicious Code or error or defect has caused a material disruption, degradation or failure of any of the Systems or of the conduct of the businesses of the Company or any of its subsidiaries or given rise to any material liability to the Company or its subsidiaries, and, to the Company’s knowledge, there has been no material unauthorized intrusion or breach of the security of any of the Systems.

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(c) For purposes of this Agreement, the term “Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) inventions (whether or not patentable, and whether or not reduced to practice), all improvements thereto, and all patents (including all reissuances, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (b) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with all goodwill connected with the use of and symbolized by, and all registrations, registration applications and renewals in respect of, any of the foregoing; (c) Internet domain names, whether or not trademarks or service marks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (d) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights and moral rights, and all registrations, applications for registration and renewals with respect thereto; (e) trade secrets, discoveries, business and technical information, know-how, methodologies, strategies, processes, databases, data collections and other confidential and/or proprietary information and all rights therein; (f) software and firmware, including data files, source code, object code, application programming interfaces, routines, algorithms, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (g) semiconductor chips and mask works; (h) other intellectual property rights; and (i) copies and tangible embodiments (in whatever form or medium) of the foregoing. For purposes of this Agreement, “Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank, domain name registrar or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of its subsidiaries, or any of their respective properties, assets or undertakings.

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(d) The Company and its subsidiaries are, and during the past four (4) years have been, in compliance, in all material respects, with (i) all Privacy and Information Security Requirements, (ii) their Privacy Notices, and (iii) all contracts relating to the Processing of Personal Information. The Company and its subsidiaries have reasonable safeguards in place designed to protect Personal Information and other confidential data in its possession or under its control against, loss, theft, or unauthorized disclosure, and requires the same of all vendors that Process Personal Information on its behalf. There have been no material breaches involving Personal Information in the possession or control of the Company or any of its subsidiaries, and to the Company’s knowledge there has been no unauthorized or illegal use of or access to any Personal Information, in the past four (4) years. Neither the Company nor any of its subsidiaries have notified, nor to the Company’s knowledge been required to notify, any Person of any information security breach involving Personal Information. Neither the Company, nor any Subsidiary, has received any notice, allegation, complaint or other communication, and there is no pending investigation by any Governmental Authority or payment card association, regarding any actual or possible violation of any Privacy and Information Security Requirements by or with respect to the Company or any of its subsidiaries, in either case that would or would reasonably expected to result, individually or in the aggregate, in a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company and/or any of its subsidiaries have provided all requisite notices and obtained all required consents, and satisfied all other requirements in all material respects (including but not limited to notification to Governmental Authorities), necessary for the Company and/or any of its subsidiaries’ Processing (including international and onward transfer) of all Personal Information in connection with the conduct of the business as currently conducted. For purposes hereof, “Personal Information” means, in addition to any definition for any similar term (e.g., “personally identifiable information” or “PII”) provided by applicable law, all information that identifies an individual or, in combination with any other information or data, is capable of identifying or locating an individual; Personal Information includes “Protected Health Information,” as defined by the Health Insurance Portability and Accountability Act of 1986 (Pub. L. No. 104-191), as amended and the rules and regulations issued thereunder (“HIPAA”); “Privacy and Information Security Requirements” means (i) all Laws relating to the Processing of Personal Information, data privacy or information security, including HIPAA, and the payment card information data security standards; “Privacy Notices” means any internal and external notices, policies, disclosures, or public representations by the Company or any of its subsidiaries with respect to the Processing of Personal Information or privacy practices; “Process” or “Processing” means the collection, use, storage, processing, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

(11) The Company acknowledges and agrees that each Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that neither Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Investor or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors’ purchase of the Investor Shares. The Company further represents to the Investors that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives and advisors.

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6. Covenants.

(a) Filing of Form 8-K or Press Release. The Company and the Investors agree that the Company shall, prior to the opening of the financial markets in New York City on the business day immediately after the date hereof issue a press release and/or file a Current Report on Form 8-K with the Commission announcing the transactions contemplated hereby and disclosing all material information regarding the transactions contemplated hereby and all other material non-public information (if any) disclosed to the Investors. The Company shall provide the Investors in advance, for their review, copies of any press release, Form 8-K or other communication to be issued by the Company relating to the Investor Shares.

(b) Listing. The Company shall promptly submit a listing application to, and will use its best efforts to effect the listing of all of the Investor Shares prior to Closing on, the NYSE American stock exchange (subject to official notice of issuance), and shall maintain such listing, so long as any other shares of Common Stock shall be so listed.

(c) Transfer Agent. The Company shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

7. Miscellaneous.

(a) Fees and Expenses. The Company shall pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to Investors (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Investor Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Investor Shares to the Investors, (iii) the listing of the Investor Shares on the NYSE American stock exchange, (iv) the fees and expenses of the Transfer Agent relating to the issuance of the Investor Shares, (v) the costs and expenses of qualifying the Investor Shares for inclusion in the book-entry settlement system of the DTC, (vi) the performance of the Company’s other obligations hereunder and (vii) reasonable fees and expenses of counsel to the Investors up to $25,000 in connection with the sale of the Investor Shares (whether or not the Investor Shares are delivered).

(b) Binding Agreement; Assignment. This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other Person shall acquire or have any right under or by virtue of this Agreement. The Investors may not assign any of their rights or obligations hereunder to any other Person without the prior written consent of the Company.

(c) Entire Agreement. This Agreement, including Schedule I hereto, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended only by written execution by each of the parties hereto. Upon execution by the Company and the Investors, this Agreement shall be binding on each of the parties hereto.

(d) Governing Law; Waiver of Right to Jury Trial. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

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(e) Titles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(h) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon receipt, when delivered personally or by a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

if to the Company, to:

Stereotaxis, Inc.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

Attn: Chief Financial Officer

with a copy mailed to:

Bryan Cave Leighton Paisner LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

Attn: Robert J. Endicott

or to such other Person at such other place as the Company shall designate to the Investors in writing; and if to the Investors, at the address as set forth on the signature page of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

(i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile or “pdf” transmission signatures shall be effective as original signatures.

(j) Entire Agreement. This Agreement and the other documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Stereotaxis, Inc.

By:	/s/ Kimberly R. Peery
Name:	Kimberly R. Peery
Title:	Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR INVESTORS FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Consonance Capital Opportunity Master Fund, LP

By:	/s/ Benny Soffer
Name:	Benny Soffer
Title:	Partner and Portfolio Manager

Address:

1370 Avenue of the Americas, 33rd Floor
New York NY 10019
Attn: Benny Soffer

with a copy (which shall not constitute notice) mailed to:
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attn: Jesse M. Brush

P Consonance Opportunities Ltd.

By:	/s/ Benny Soffer
Name:	Benny Soffer
Title:	Partner and Portfolio Manager

Address:

1370 Avenue of the Americas, 33rd Floor
New York NY 10019
Attn: Benny Soffer

with a copy (which shall not constitute notice) mailed to:
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attn: Jesse M. Brush

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Schedule I

Investor Name	Number of Shares Purchased	Price Per Share	Aggregate Purchase Price
Consonance Capital Opportunity Master Fund, LP	2,519,286	$4.10	$10,329,072.60
P Consonance Opportunities Ltd.	1,139,251	$4.10	$4,670,929.10
Total	3,658,537	$4.10	$15,000,001.70

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